STOCK PURCHASE AGREEMENT


     This Stock Purchase Agreement (the "Agreement") is made and entered into as of the 19th day of June, 1998, between Contran Corporation, a Delaware corporation ("Seller"), and Valhi Group, Inc., a Nevada corporation ("Purchaser").

                                    Recitals

     A. Contran wishes to sell 8,095,058 shares (the "Shares") of the common stock, $0.01 par value per share, of Valhi, a Delaware corporation ("Valhi"), to the Purchaser, and the Purchaser wishes to purchase the Shares, on the terms and subject to the conditions of this Agreement (the "Transaction").

                                   Agreement

     The parties agree as follows:

                                   ARTICLE I.
                                THE TRANSACTION

     Section 1.1. Purchase and Sale of Shares. Against payment of the purchase price therefor as specified in Section 1.2, Contran hereby sells, transfers, assigns and delivers to the Purchaser the Shares. Certificates representing the Shares are hereby delivered accompanied by stock powers duly endorsed in blank.

     Section 1.2. Purchase Price and Payment. The Purchaser hereby purchases all of the Shares for a purchase price of $9.74 per Share, payment for which is hereby made by means of as a transfer of $78,845,864.92 in the manner specified by Contran.

                                  ARTICLE II.
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

     Seller hereby represents and warrants to the Purchaser as of the date of this Agreement as follows:

     Section 2.1. Authority. It is a corporation validly existing and in good standing under the laws of the state of its incorporation. It has full corporate power and authority, without the consent or approval of any other person, to execute and deliver this Agreement and to consummate the Transaction. All corporate action required to be taken by or on behalf of it to authorize the execution, delivery and performance of this Agreement has been duly and properly taken.

     Section 2.2. Validity. This Agreement is duly executed and delivered by it and constitutes its lawful, valid and binding obligation, enforceable in accordance with its terms. The execution and delivery of this Agreement and the consummation of the Transaction by it are not prohibited by, do not violate or conflict with any provision of, and do not result in a default under (a) its charter or bylaws; (b) any material contract, agreement or other instrument to which it is a party or by which it is bound; (c) any order, writ, injunction, decree or judgment of any court or governmental agency applicable to it; or (d) any law, rule or regulation applicable to it, except in each case for such prohibitions, violations, conflicts or defaults that would not have a material adverse consequence to the Transaction.

     Section 2.3. Ownership of Shares. It is the record and beneficial owner of the Shares and upon consummation of the transactions contemplated by this Agreement, the Purchaser will acquire good and marketable title to the Shares, free and clear of any liens, encumbrances, security interests, restrictive agreements, claims or imperfections of any nature whatsoever, other than restrictions on transfer imposed by applicable securities laws.

                                  ARTICLE III.
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser hereby represents and warrants to the Seller as of the date of this Agreement as follows:

     Section 3.1. Authority. It is a corporation validly existing and in good standing under the laws of the State of Delaware. It has full corporate power and authority, without the consent or approval of any other person, to execute and deliver this Agreement and to consummate the Transaction. All corporate and other actions required to be taken by or on behalf of it to authorize the execution, delivery and performance of this Agreement have been duly and properly taken.

     Section 3.2. Validity. This Agreement is duly executed and delivered by it and constitutes its lawful, valid and binding obligation, enforceable in accordance with its terms. The execution and delivery of this Agreement and the consummation of the Transaction by it are not prohibited by, do not violate or conflict with any provision of, and do not result in a default under (a) its charter or bylaws; (b) any material contract, agreement or other instrument to which it is a party or by which it is bound; (c) any order, writ, injunction, decree or judgment of any court or governmental agency applicable to it; or (d) any law, rule or regulation applicable to it, except in each case for such prohibitions, violations, conflicts or defaults that would not have a material adverse consequence to the Transaction.

     Section 3.3. Purchase for Investment. It is purchasing the Shares sold and delivered to it hereunder for investment solely for its own account and not with a view to, or for resale in connection with, the distribution thereof. It understands that such Shares are restricted securities under the Securities Act of 1933, as amended (the "Securities Act"), and that such Shares must be held indefinitely unless they are registered under the Securities Act and any applicable state securities or blue sky laws or an exemption from such registration is available.

     Section 3.4. Nature of Purchaser. It has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Shares.

                                  ARTICLE IV.
                               GENERAL PROVISIONS

     Section 4.1. Restricted Shares. The Purchaser hereby consents to the placing of a legend on any stock certificates evidencing the Shares stating that the Shares are restricted securities and to Valhi' s issuance of stop transfer instructions in connection with the Shares.

     Section 4.2. Access to Information. The Seller and the Purchaser shall provide the other party and its respective representatives access to all information with respect to the business of Valhi possessed by such party and reasonably requested by the other party.

     Section 4.3. Survival. The representations and warranties set forth in this Agreement shall survive the execution of this Agreement and the consummation of the transactions contemplated herein. The covenants and other agreements set forth in this Agreement shall terminate on the tenth anniversary of this Agreement.

     Section 4.4. Amendment and Waiver. No amendment or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in a writing referring to this Agreement and signed by the parties hereto, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     Section 4.5. Parties and Interest. This Agreement shall bind and inure to the benefit of the parties named herein and their respective heirs, successors and assigns.

     Section 4.6. Entire Transaction. This Agreement contains the entire understanding among the parties with respect to the transactions contemplated hereby and supersedes all other agreements and understandings among the parties with respect to the subject matter of this Agreement.

     Section 4.7. Applicable Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

     Section 4.8. Severability. If any provision of this Agreement is found to violate any statute, regulation, rule, order or decree of any governmental authority, court, agency or exchange, such invalidity shall not be deemed to effect any other provision hereof or the validity of the remainder of this Agreement and such invalid provision shall be deemed deleted to the minimum extent necessary to cure such violation.

     Section 4.9. Notice. All notices, requests, demands and other communications hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid as follows:

     If to the Seller:       Contran Corporation
                             5430 LBJ Freeway
                             Three Lincoln Centre, Suite 1700
                             Dallas, Texas 75240-2697
                             Attention:  Secretary

     If to the Purchaser:    Valhi Group, Inc.
                             5430 LBJ Freeway
                             Three Lincoln Centre, Suite 1700
                             Dallas, Texas 75240-2697
                             Attention:  General Counsel

     Section 4.10. Headings. The sections and other headings contained in this Agreement are for reference purposes only and shall not effect in any way the meaning or interpretation of this Agreement.

     Section 4.11. Expenses. Except as otherwise expressly provided herein, each party to this Agreement shall pay its own costs and expenses in connection with the transactions contemplated hereby.

     The parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first written above.


                                CONTRAN CORPORATION




                                By: ----------------------------------
                                    Steven L. Watson, Vice President


                                VALHI GROUP, INC.




                                By: ----------------------------------
                                    Bobby D. O'Brien, Vice President